UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2014

Eastman Kodak Company
(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150

(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street,
Rochester, New York 14650
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:   (585) 724-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08                      Shareholder Director Nominations.

Date of 2014 Annual Meeting of Shareholders

Eastman Kodak Company (the “Company”) will hold its Annual Meeting of Shareholders (the “Annual Meeting”) on Wednesday, May 28, 2014.  The Company will notify its shareholders of the location and time of the meeting when such determinations are made.  The Company’s shareholders of record at the close of business on Monday, March 31, 2014 will be entitled to notice of the Annual Meeting and to vote upon matters to be considered at the meeting.

Deadline for Rule 14a-8 and Other Shareholder Proposals (including Director Nominations)

Because the Company did not hold an Annual Meeting of Shareholders in 2012 or 2013, the Company has set a new deadline for the receipt of any shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.  In order for a shareholder to submit any such proposal for inclusion in the Company’s proxy statement for the Annual Meeting, the proposal must be received by the Secretary of the Company at the address set forth below by no later than Thursday, February 27, 2014.  Any such proposal(s) must comply with the other requirements of the rules of the Securities and Exchange Commission relating to shareholders' proposals.

In accordance with the requirements contained in Article I, Section 9 of the Company's Amended and Restated By-Laws (the “By-laws”), in order for a shareholder to submit nominations for election to the Company's Board of Directors and/or propose any other business at the Annual Meeting (other than proposals submitted for inclusion in the Company's proxy statement for the Annual Meeting pursuant to Rule 14a-8 as described above), a shareholder must provide written notice that is received by the Secretary of the Company at the address set forth below by no later than Thursday, February 27, 2014. Any such notice is required to contain specified information and the shareholder must comply with other requirements as set forth in the Company's Amended and Restated By-Laws.

The address of the Company's Secretary is:

Eastman Kodak Company
343 State Street
Rochester, NY 14650

A copy of the relevant provisions of the By-laws regarding the requirements for shareholder proposals may be obtained from the Company’s Secretary.  The By-laws can also be accessed in the “Supporting Documents” section of the “Corporate Governance” page of the Company’s website, http://www.kodak.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By:  /s/ Patrick Sheller
Patrick Sheller
General Counsel, Secretary, Chief Administrative Officer and
Senior Vice President
Eastman Kodak Company

 Date:  January 29, 2014